Exhibit 99.1


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FOR IMMEDIATE RELEASE


           ACCESS INTEGRATED TECHNOLOGIES ACQUIRES PLX SYSTEMS INC.

 COMPANY'S INTELLECTUAL PROPERTY MANAGEMENT SOFTWARE CREATES NEW DIGITAL MEDIA
             MANAGEMENT AND DISTRIBUTION OPPORTUNITIES FOR ACCESSIT

MORRISTOWN, N.J., JUNE 8, 2006 -- ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (NASDAQ:AIXD) today announced it has acquired privately held PLX Systems Incorporated ("PLX"). Based in Los Angeles, California, PLX Systems, Inc. (www.plxsystems.com) develops and supports enterprise software to manage valuable intellectual property (IP) assets.

The acquisition will expand ACCESSIT's suite of industry-leading technology offerings for owners, licensors and distributors of intellectual property and provide significant new digital content distribution opportunities for ACCESSIT within both digital cinema and new media markets. Both companies develop applications on the Microsoft platform that are designed to streamline distribution and maximize the value of intellectual property. PLX will operate as a unit of AccessIT's Software Division and several members of the PLX management team, including the company's president, Gary Bishop, will join AccessIT maintaining their current roles within the PLX organization. Further details were not disclosed.

PLX's flagship product, RTS (Royalty Transaction Solution) supports IP license contract management, royalty processing, revenue reporting and billing. It can effectively manage all manners of complex contract structures prevalent in the licensing of music, IP and new media. Its customers now include record labels, content publishers, media distributors, merchandise licensors, packaged software providers and pharmaceutical companies.

Jim Miller, President and COO of ACCESSIT's Software Division added: "Protecting valuable intellectual property rights is a central issue in the digital revolution. PLX brings to ACCESSIT essential technology, expertise and core competencies in IP rights and royalty management, expanding our ability to bring new forms of content to movie-goers. The digital distribution and licensing of content, whether to movie theaters screens or downloaded to personal computers, cell phones and other portable devices, has created tremendous opportunities for both consumers and content owners alike. This freedom, however, brings with it fundamental challenges including IP licensing, tracking and proper accounting and payment processing, all issues addressed by PLX's robust RTS technology."

In addition to playing in important role in enabling the flow of alternative content including live and pre-recorded rock concerts and sports events to digitally-equipped movie theaters, PLX's IP rights and royalty management solutions are broadly applicable to emerging markets such as Internet retailing where new music sales are rapidly shifting to Internet-based retailers such as iTunes, Napster, Rhapsody and Sony Connect. Other markets include web portals, such as Yahoo, MSN, AOL and Google who are developing business models to license and distribute branded content, or delivering original content through their Internet channel and telecom carriers who are licensing and delivering music and digital media for playback on cell phones and handheld devices.

"Assisting IP rights holders the world over maximize the value of their Intellectual property has always been PLX's focus," said Gary Bishop, President of PLX Systems, Inc. "Digital technology, the Internet and the many new outlets and channels it creates for IP, has made navigating the digital world a complex business challenge. ACCESSIT has embraced the power of digital distribution and is playing a major role in driving the adoption of digital technology by developing comprehensive solutions that address the unique need of studios and content owners as well as exhibitors. We are pleased to be joining the



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forward-thinking  team  at  ACCESSIT  and  to  enabling  IP  holders  to  better capitalize on the digital revolution."

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company's Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. For more information on ACCESSIT, visit www.accessitx.com.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT 's filings with the Securities and Exchange Commission, including ACCESSIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT UNDERTAKES no specific OBLIGATION OR intention to update these statements AFTER THE DATE OF THIS RELEASE.

# # #

CONTACT:

Suzanne Tregenza Moore                         Michael Glickman
ACCESSIT                                        The Dilenschneider Group
55 Madison Avenue                              212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com


Suzanne Tregenza Moore
Director, Corporate Communications
Access Integrated Technologies, Inc.
(973) 290-0056
smoore@accessitx.com